Exhibit 23.2

                         Consent of Independent Auditors


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 1998, with respect to the consolidated financial statements and schedule of ATMI, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young LLP



Stamford, CT
June 1, 1998